Consensus Cloud Solutions, Inc.
Reports First Quarter 2022 Results
Reaffirms 2022 Guidance

LOS ANGELES -- Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) today reported preliminary financial results for the first quarter 2022.

“I am pleased with our team’s performance in delivering record revenue of approximately $91 million while achieving better than forecasted Adjusted EBITDA margins. The revenue growth was led by our corporate business which grew 13% in the quarter. In addition, we launched Consensus Clarity in March and have made great progress in the development of the ECFax solution. Finally, we added to our cash balances during the quarter increasing our liquidity and remaining financially well positioned in the current economic environment.” said Scott Turicchi, CEO of Consensus.

FIRST QUARTER 2022 HIGHLIGHTS

Q1 2022 GAAP quarterly revenues increased 5.0% to $90.9 million compared to $86.6 million for Q1 2021. Revenues increased by $4.3 million or 5% over the prior comparable three month period, $5.0 million or 5.8% on a Fx neutral basis. Our growth was primarily due to $5.4 million or 13% in our corporate business (inclusive of $0.8 million due to the Summit acquisition); partially offset by a decline of $1.0 million or 2.1% in our small office home office (“SoHo”) business, $0.5 million or 1.1% on a Fx neutral basis over the prior comparable period.

GAAP net income decreased to $18.7 million in Q1 2022 compared to $47.4 million for Q1 2021. Income from continuing operations decreased to $18.7 million in Q1 2022 compared to $39.2 million for Q1 2021. The decrease in income from continuing operations over the prior period is primarily related to the interest expense associated with the 2026 and 2028 notes, additional costs as a standalone publicly traded company and increased headcount; partially offset by higher revenues.

GAAP earnings per diluted share from continuing operations (1) decreased to $0.93 in Q1 2022 compared to $1.97 for Q1 2021. The decrease in income from continuing operations over the prior period is primarily related to the interest expense associated with the 2026 and 2028 notes, additional costs as a standalone publicly traded company, increased headcount and a higher share count in the current period; partially offset by higher revenues.

Adjusted EBITDA (3) for Q1 2022 decreased to $48.6 million compared to Q1 2021 pro forma adjusted EBITDA (5) of $50.5 million. The decrease of $1.9 million is primarily related to planned additional compensation costs for new hires, outside services and additional marketing. Adjusted non-GAAP earnings per diluted share (2)(3) for the quarter decreased to $1.33 compared to pro forma Adjusted non-GAAP earnings per diluted share (2)(3) of $1.40 for Q1 2021 due to the aforementioned planned spending and a higher share count.

Consensus ended the quarter with $93.9 million in cash and cash equivalents due to strong operating cash flows generated during the period.

Key financial results from continuing operations for Q1 2022 versus Q1 2021 are set forth in the following table. Reconciliations of Adjusted non-GAAP net income, earnings per diluted share, Adjusted EBITDA and Pro Forma results from operations are to their nearest comparable GAAP financial measures accompany this press release.

(Unaudited, in thousands except per share amounts)	Continuing Operations		Pro Forma (4)
	Q1 2022	Q1 2021	Q1 2021	% Change
Revenues	$90,925	$86,620	$86,620	5.0%

GAAP net income	$18,706	$39,235
GAAP net income per diluted share (1)	$0.93	$1.97
Adjusted Non-GAAP net income (2)	$26,631	$42,214	$27,893	(4.5)%
Adjusted Non-GAAP income per diluted share (2)(3)	$1.33	$2.12	$1.40	(5.0)%
Adjusted EBITDA (3)	$48,562	$55,379	$50,545	(3.9)%
Adjusted EBITDA margin (3)	53.4%	63.9%	58.4%

Non-Consensus assets are classified as discontinued operations in our financial statements for the prior period. Results in this press release represent continuing operations, and where appropriate, results from discontinued operations have been disclosed.

REAFFIRMS 2022 GUIDANCE

For 2022 full year guidance, the Company estimates revenues between $375 million and $385 million, Adjusted EBITDA between $201 million and $207 million and Adjusted non-GAAP earnings per diluted share of between $5.36 and $5.50, excluding share-based compensation, amortization of acquired intangibles and the impact of unanticipated items, in each case net of tax. The non-GAAP effective tax rate for 2022 is expected to be between 19.5% and 21.5%. Full year guidance is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measures are unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, we are unable to provide a reconciliation of these measures without unreasonable effort.

Notes:

(1)	The estimated GAAP effective tax rates were approximately 27.4% for Q1 2022 and 24.3% for Q1 2021. The estimated pro forma Adjusted non-GAAP effective tax rate was approximately 24.0% for Q1 2021.
(2)
Adjusted non-GAAP net income and Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the accompanying reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended March 31, 2022 and 2021. Such exclusions totaled $0.40 and $0.15 per diluted share, respectively. Pro forma Adjusted non-GAAP earnings per diluted share excludes certain pro forma items, as defined in footnote (4) below. Such exclusions totaled $0.57 per diluted share for three months ended March 31, 2021. Adjusted non-GAAP net income and Adjusted non-GAAP earnings per diluted share are not meant as a substitute for GAAP, but are presented solely for informational purposes.

(3)	Adjusted EBITDA is defined as earnings before interest; other income, net; income tax expense; depreciation and amortization; and other items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but is presented solely for informational purposes.
(4)	The % change is a comparison of Q1 2022 actual results versus Q1 2021 pro forma. Q1 2021 pro forma adjustments represent incremental costs incurred as a standalone public company, incremental interest expense related to the debt of $805 million and the effects of pro forma adjustments at the applicable statutory tax rates.
(5)	See Net Income to Adjusted EBITDA Reconciliation for the components of pro forma adjusted EBITDA.

About Consensus Cloud Solutions

Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) started as a secure digital document transmission solution 25 years ago and has grown to be a global leader of digital cloud fax technology. The company leverages its technology heritage to securely transform, enhance, and exchange digital information. The company’s suite of interoperability solutions offers a unified digital environment that optimizes workflows; provides real-time event notifications; on-demand patient query and direct secure messaging. Consensus offers eFax, Consensus Unite, Consensus Signal, jSign and has Consensus Clarity and Harmony in development. For more information about Consensus, please visit www.consensus.com.

Contact:

Laura Hinson
Consensus Cloud Solutions, Inc
844-211-1711
investor@consensus.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Scott Turicchi’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2022 financial performance and statements regarding the Company’s share buyback program. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine);and the numerous other factors set forth in Consensus’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Consensus, refer to the 2021 Annual Report on Form 10-K filed by Consensus on April 15, 2022 and the other reports filed by Consensus from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Scott Turicchi’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2022 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this Release.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$93,864	$66,778
Accounts receivable, net of allowances of $3,988 and $4,743, respectively	28,813	24,829
Prepaid expenses and other current assets	5,397	4,650
Total current assets	128,074	96,257
Property and equipment, net	38,353	33,849
Operating lease right-of-use assets	8,102	7,233
Intangibles, net	53,003	43,549
Goodwill	344,025	339,209
Deferred income taxes	42,484	41,842
Other assets	1,305	873
TOTAL ASSETS	$615,346	$562,812

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$56,616	$40,206
Income taxes payable, current	10,217	5,227
Deferred revenue, current	28,800	24,370
Operating lease liabilities, current	2,821	2,421
Due to Former Parent	11,653	5,739
Total current liabilities	110,107	77,963
Long-term debt	792,495	792,040
Deferred revenue, non-current	162	184
Operating lease liabilities, non-current	14,523	14,108
Liability for uncertain tax positions	4,795	4,795
Deferred income taxes	6,077	6,027
Other long-term liabilities	1,111	360
TOTAL LIABILITIES	929,270	895,477
Commitments and contingencies
Common stock, $0.01 par value. Authorized 120,000,000 at March 31, 2022; total issued and outstanding 19,995,528 and 19,978,580 shares at March 31, 2022 and December 31, 2021, respectively.	200	200
Additional paid-in capital	6,918	2,878
Treasury stock, at cost (19,922 and zero shares at March 31, 2022 and December 31, 2021, respectively).	—	—
Accumulated deficit	(302,068)	(318,886)
Accumulated other comprehensive loss	(18,974)	(16,857)
TOTAL STOCKHOLDERS’ DEFICIT	(313,924)	(332,665)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$615,346	$562,812

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(UNAUDITED, IN THOUSANDS)

	Three Months Ended March 31,
	2022	2021
Revenues	$90,925	$86,620

Cost of revenues	15,104	13,970
Gross profit	75,821	72,650
Operating expenses:
Sales and marketing	15,830	13,235
Research, development and engineering	2,336	1,676
General and administrative	18,806	6,048
Total operating expenses	36,972	20,959
Income from operations	38,849	51,691
Interest expense	(13,274)	(236)
Interest income	—	9
Other income, net	174	379
Income before income taxes	25,749	51,843
Income tax expense	7,043	12,608
Income from continuing operations	18,706	39,235
Income from discontinued operations	—	8,127
Net income	$18,706	$47,362

Net income per common share from continuing operations:
Basic	$0.94	$1.97
Diluted	$0.93	$1.97

Net income per common share from discontinued operations:
Basic	$—	$0.41
Diluted	$—	$0.41

Net income per common share
Basic	$0.94	$2.38
Diluted	$0.93	$2.38

Weighted average shares outstanding:
Basic	19,921,375	19,902,924
Diluted	20,005,307	19,902,924

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(UNAUDITED, IN THOUSANDS)

	Three Months Ended March 31,
	2022	2021 (1)
Cash flows from operating activities:
Net income	$18,706	$47,362
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,706	17,046
Amortization of financing costs and discounts	461	—
Non-cash operating lease costs	447	1,955
Share-based compensation	5,213	1,491
Provision for doubtful accounts	2,045	1,607
Deferred income taxes	(1,310)	190
Lease asset impairments and other charges	—	561
Changes in fair value of contingent consideration	—	648
(Gain) loss on sale of businesses	—	(1,979)
Decrease (increase) in:
Accounts receivable	(4,585)	(5,446)
Prepaid expenses and other current assets	(494)	(2,266)
Other assets	(433)	1,280
Increase (decrease) in:
Accounts payable and accrued expenses	14,799	(3,722)
Income taxes payable	4,781	(184)
Deferred revenue	1,886	2,828
Operating lease liabilities	(459)	(1,869)
Liability for uncertain tax positions	—	1,147
Other long-term liabilities	5,145	(723)
Net cash provided by operating activities	49,908	59,926
Cash flows from investing activities:
Purchases of property and equipment	(6,915)	(7,472)
Acquisition of businesses, net of cash received	(12,855)	—
Proceeds from sale of businesses, net of cash divested	—	5,999
Purchases of intangible assets	(1,000)	—
Net cash used in investing activities	(20,770)	(1,473)
Cash flows from financing activities:
Debt issuance costs	(232)	—
Contribution from (distributions to) Parent	—	12,306
Acquired restricted stock	(1,173)	—
Deferred payments for acquisitions	—	(1,583)
Other	—	(142)
Net cash (used in) provided by financing activities	(1,405)	10,581
Effect of exchange rate changes on cash and cash equivalents	(647)	(562)
Net change in cash and cash equivalents	27,086	68,472
Cash and cash equivalents at beginning of year	66,778	128,189
Cash and cash equivalents at end of year	$93,864	$196,661
Less cash and cash equivalents at end of year, discontinued operations	—	46,986
Cash and cash equivalents at end of year, continuing operations	$93,864	$149,675

(1)     The prior period includes cash flows from discontinued operations of the non-Consensus business, accordingly does not lend itself to a quarter-over-quarter analysis.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The following tables sets forth reconciliations regarding certain non-GAAP measures for the three months ended March 31, 2022 and 2021 to the most closely comparable GAAP measure.

	Three Months Ended March 31,
	2022	Per Diluted Share *	2021	Per Diluted Share *
Net income	$18,706	$0.93	$39,235	$1.97
Plus:
Share-based compensation (1)	4,738	0.24	300	0.02
Amortization (2)	1,150	0.06	887	0.04
Spin-off related costs (3)	270	0.01	—	—
Non-income related sales tax (4)	262	0.01	—	—
Acquisition related integration costs (5)	102	0.01	388	0.02
Accounting fees for tax provision (6)	43	—	—	—
Intra-entity transfer (7)	1,360	0.07	1,257	0.06
Gain on sale of assets (8)	—	—	147	0.01
Adjusted non-GAAP net income	$26,631	$1.33	$42,214	$2.12
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
RECONCILIATION TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2022	2021
Cost of revenues	$15,104	$13,970
Plus:
Share-based compensation (1)	(223)	(50)
Amortization (2)	—	(3)
Adjusted non-GAAP cost of revenues	$14,881	$13,917

Sales and marketing	$15,830	$13,235
Plus:
Share-based compensation (1)	(273)	(95)
Adjusted non-GAAP sales and marketing	$15,557	$13,140

Research, development and engineering	$2,336	$1,676
Plus:
Share-based compensation (1)	(356)	(102)
Adjusted non-GAAP research, development and engineering	$1,980	$1,574

General and administrative	$18,806	$6,048
Plus:
Share-based compensation (1)	(4,361)	(136)
Amortization (2)	(1,532)	(1,208)
Spin-off related costs (3)	(360)	—
Non-income related sales tax (4)	(241)	—
Acquisition related integration costs (5)	(136)	(482)
Accounting fees for tax provision (6)	(57)	—
Adjusted non-GAAP general and administrative	$12,119	$4,222

Interest expense, net	$(13,274)	$(236)
Plus:
Non-income related sales tax (4)	108	—
Adjusted non-GAAP interest expense, net	$(13,166)	$(236)

Other income, net	$174	$379
Plus:
Gain on sale of assets (8)	—	200
Adjusted non-GAAP other income, net	$174	$579

Income tax expense	$7,043	$12,608
Plus:
Share-based compensation (1)	475	83
Amortization (2)	382	324
Spin-off related costs (3)	90	—
Non-income related sales tax (4)	87	—
Acquisition related costs (5)	34	94
Accounting fees for tax provision (6)	14	—
Intra-entity Transfer of IP (7)	(1,360)	(1,257)
Gain on Sale of assets (8)	—	53
Adjusted non-GAAP income tax expense	$6,765	$11,905

Total adjustments	$(7,925)	$(2,979)

GAAP earnings per diluted share	$0.93	$1.97
Adjustments *	$0.40	$0.15
Adjusted non-GAAP earnings per diluted share	$1.33	$2.12
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) and adjusted non-GAAP net income as supplemental Non-GAAP financial performance measures, as it believes they are useful metrics by which to compare the performance of its business from period to period. The Company also understands that these Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS and Adjusted non-GAAP net income are not in accordance with, or an alternative to, net income per share or net income and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, these Adjusted non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These Adjusted non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its unaudited condensed consolidated financial statements and pro forma condensed consolidated financial statements, each of which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income and Adjusted non-GAAP Diluted EPS (collectively the “Non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share-based compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Spin-off related costs. The Company excludes certain expenses associated with the spin-off from Ziff Davis, Inc. The Company believes that the Non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers.

(4) Non-income related tax. The Company has excluded certain non-income related taxes in connection with the recent spin-off from Ziff Davis, Inc. The Company believes that the Non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business.

(5) Acquisition related integration costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(6) Accounting fees for tax provision. The Company excludes certain costs associated with the preparation for the tax provision because these costs are expected to be nonrecurring. The Company believes that the Non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business.

(7) Intra-entity transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years and related foreign currency fluctuations. The Company believes that the Non-GAAP financial measures excluding the cumulative future unrealized benefit of the assets transferred and including the tax benefit in the year of realization provides meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(8) Gain on sale of assets. The Company excludes the gain on sale of certain of its assets. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, net, Adjusted non-GAAP Other Income, net, Adjusted non-GAAP Income Tax Expense, and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended March 31,
	2022	2021	Pro Forma 2021
Net income	$18,706	$39,235	$27,893
Plus:
Interest expense, net	13,274	236	12,810
Other income, net	(174)	(388)	(579)
Income tax expense	7,043	12,608	8,808
Depreciation and amortization	3,707	2,823	1,613
EBITDA:
Plus:
Share-based compensation	5,213	383	—
Spin-off related costs	359	—	—
Non-income related sales tax	241	—	—
Acquisition related costs	136	482	—
Accounting fees for tax provision	57	—	—
Adjusted EBITDA	$48,562	$55,379	$50,545

Adjusted EBITDA as calculated above represents earnings before interest, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation; (2) spin-off related costs; (3) non-income related sales tax; (4) acquisition related costs; and (5) accounting fees for tax provision. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2022
Net cash provided by operating activities	$49,908	$—	$—	$—	$49,908
Less: Purchases of property and equipment	(6,915)	—	—	—	(6,915)
Free cash flows	$42,993	$—	$—	$—	$42,993

The Company discloses free cash flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Certain Other Pro Forma Financial Information (Unaudited)

CONSENSUS CLOUD SOLUTIONS, INC
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(UNAUDITED, IN THOUSANDS)

	Consensus	Pro Forma Adjustments (1)	Consensus Pro Forma
Revenues	$86,620	$—	$86,620
Cost of revenues	13,970	92	14,062
Gross profit	72,650	(92)	72,558
Operating expenses:
Sales and marketing	13,235	(95)	13,140
Research, development and engineering	1,676	(102)	1,574
General and administrative	6,048	2,864	8,912
Total operating expenses	20,959	2,667	23,626
Income from operations	51,691	(2,759)	48,932
Interest expense	(236)	(12,574)	(12,810)
Interest income	9	(9)	—
Other expense, net	379	200	579
Income before income taxes	51,843	(15,142)	36,701
Income tax expense	12,608	(3,800)	8,808
Net income	$39,235	$(11,342)	$27,893

Net income per common share from continuing operations:
Basic	$1.97	$(0.57)	$1.40
Diluted	$1.97	$(0.57)	$1.40

Weighted average shares outstanding:
Basic	19,902,924
Diluted	19,902,924
(1)     Pro forma adjustments represents the following:
•Represents incremental costs to be incurred as a standalone public entity and overhead currently shared from Ziff Davis such as legal, accounting, finance, human resource and payroll, net of tax.
•Reflects the interest expense related to debt of $805 million principal amount issued by Consensus Cloud Solutions, Inc., on October 7, 2021, in connection with the separation capitalization plan with an interest rate of 6.3% per annum.
•Reflects the effects of the pro forma adjustments at the applicable statutory income tax rates.

The following table sets forth certain pro forma financial and operating information for Consensus for the three months ended March 31, 2022 and 2021 (in millions).

	Three Months Ended March 31,
	2022	2021
Corporate revenue	$46,519	$41,154
Corporate customer accounts	46	47
Corporate ARPA (1)	$339.94	$289.37
Corporate paid adds (2)	4	3
Corporate monthly account churn (3)	2.05%	1.87%

SoHo revenue	$44,406	$45,374
SoHo customer accounts	1,027	1,068
SoHo ARPA (1)	$14.41	$14.16
SoHo paid adds (2)	100	113
SoHo monthly account churn (3)	3.50%	3.51%
(1)     Represents a monthly ARPA calculated for the quarter calculated as follows. Monthly ARPA on a quarterly basis is calculated using our standard convention of dividing revenue for the quarter by the average of the quarter’s beginning and ending customer base and dividing that amount by 3 months. Consensus believes ARPA provides investors an understanding of the average monthly revenues we recognize per account associated within Consensus’ customer base. As ARPA varies based on fixed subscription fee and variable usage components, Consensus believes it can serve as a measure by which investors can evaluate trends in the types of services, levels of services and the usage levels of those services across Consensus’ customers.

(2)     Paid Adds represents paying new Consensus customer accounts added during the annual period.

(3)    Monthly churn is defined as a Consensus paying customer accounts that cancelled its services during the period divided by the average number customers over the period. This measure is calculated monthly and expressed as an average over the applicable period.